                                                                     EXHIBIT n.3

                         Consent of Independent Auditors

We consent to the reference to our firm under the captions "Independent Accountants" and to the use of our report dated February 13, 2004 with respect to the financial statements of Tortoise Energy Infrastructure Corporation in the Pre-Effective Amendment No. 3 to the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 333-110143) and under the Investment Company Act of 1940 (Registration No. 811-21462).

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
February 19, 2004